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                                                                    EXHIBIT 23.9


                       [GOLDMAN, SACHS & CO. LETTERHEAD]


PERSONAL AND CONFIDENTIAL

January 23, 1998



Board of Directors
Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR  97202

Re: Registration Statement of Fred Meyer, Inc. relating to shares of Common Stock, par value $.01 per share, being registered in connection with the acquisition of Quality Food Centers, Inc. and Food 4 Less Holdings, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated November 6, 1997 with respect to the fairness from a financial point of view to Fred Meyer, Inc. ("Fred Meyer") of the QFC Exchange Ratio (as defined therein) of shares of Common Stock, par value $.01 per share, of Fred Meyer to be issued for each share of Common Stock, par value $.001 per share (other than shares held in treasury of QFC (as defined therein) or owned by Fred Meyer, QFC Merger Sub (as defined below) or any other wholly owned subsidiary of Fred Meyer or QFC and other than shares the holders of which have perfected their appraisal rights under Washington law) of Quality Food Centers, Inc. ("QFC"), pursuant to the Agreement and Plan of Merger dated as of November 6, 1997 among Fred Meyer, Q-Acquisition Corp., a wholly owned subsidiary of Fred Meyer ("QFC Merger Sub"), and QFC.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Fred Meyer in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our firm under the captions "BACKGROUND OF THE MERGERS," "THE FM/QFC MERGER -- Reasons of Fred Meyer for the Merger -- Advice of Financial Advisors and Fairness Opinions" and "THE FM/QFC MERGER --


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Fred Meyer, Inc.
January 23, 1998
Page Two


Opinions of Fred Meyer Financial Advisors Regarding the FM/QFC Merger" and the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-referenced Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ GOLDMAN, SACHS & CO.
---------------------------------
(GOLDMAN, SACHS & CO.)


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                        [GOLDMAN, SACHS CO. LETTERHEAD]


PERSONAL AND CONFIDENTIAL

January 23, 1998



Board of Directors
Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR  97202

Re: Registration Statement of Fred Meyer, Inc. relating to shares of Common Stock, par value $.01 per share, being registered in connection with the acquisition of Food 4 Less Holdings, Inc. and Quality Food Centers, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated November 6, 1997 with respect to the fairness from a financial point of view to Fred Meyer, Inc. ("Fred Meyer") of the Food 4 Less Exchange Ratio (as defined therein) of shares of Common Stock, par value $.01 per share, of Fred Meyer to be issued for each share of Common Stock, par value $.01 per share, each share of Non-Voting Common Stock, par value $.01 per share (other than shares held in treasury of Food 4 Less (as defined below) or owned by Fred Meyer, Food 4 Less Merger Sub (as defined below) or any other wholly owned subsidiary of Fred Meyer or Food 4 Less and other than shares the holders of which have perfected their appraisal rights under Delaware law), each share of Series A Preferred Stock, par value $.01 per share, and each share of Series B Preferred Stock, par value $.01 per share, of Food 4 Less Holdings, Inc. ("Food 4 Less"), pursuant to the Agreement and Plan of Merger dated as of November 6, 1997 among Fred Meyer, FFL Acquisition Corp., a wholly owned subsidiary of Fred Meyer ("Food 4 Less Merger Sub") and Food 4 Less.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Fred Meyer in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.


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Fred Meyer, Inc.
January 23, 1998
Page Two


In that regard, we hereby consent to the reference to the opinion of our firm under the captions "BACKGROUND OF THE MERGERS," "THE FM/FOOD 4 LESS MERGER -- Reasons of Fred Meyer for the Merger -- Advice of Financial Advisors and Fairness Opinions" and "THE FM/FOOD 4 LESS MERGER -- Opinions of Fred Meyer Financial Advisors Regarding the FM/FOOD FOR LESS Merger" and the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-referenced Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ GOLDMAN, SACHS & CO.
---------------------------------
(GOLDMAN, SACHS & CO.)